EXHIBIT I TO SCHEDULE 13D

     SECURITIES PURCHASE AGREEMENT dated as of October 29, 1999 (the "Agreement") by and among (i) Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("Greenwich II"), GSCP Offshore Fund, L.P., a Cayman Islands limited partnership ("GSCP Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV," together with Greenwich II, GSCP Offshore, GF and GSEF, each a "Purchaser" and collectively, the "Purchasers"); and (ii) Walnut Financial Services, Inc., a Utah corporation (the "Company").


                              W I T N E S S E T H:

     Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of August 5, 1999 (the "Merger Agreement") among the Company, Tower Hill
Securities, Inc., a New York corporation ("Tower Hill"), and Tower Hill Acquisition Corp., a New York corporation and wholly-owned subsidiary of the Company ("Newco"), Newco shall be merged with and into Tower Hill (the "Merger"). The Company will change its name to "THCG, Inc." at substantially the same time as the Merger is effected.

     Substantially simultaneously with the consummation of the Merger, but subject to the effectiveness of the Merger, the Purchasers desire to acquire from the Company, and the Company desires to issue and sell to the Purchasers, for the consideration hereinafter provided, the Securities (as defined in Section 1(a)).

     Capitalized terms used in this Agreement without definition have the meanings assigned to such terms in the Merger Agreement. For purposes hereof, the term "Purchaser Documents" shall mean and include this Agreement and the "Warrants," the "Registration Rights Agreement," the "Voting Agreement", the "Tag-Along Agreement" and the "Escrow Agreement" (as such terms are hereinafter defined), together with all amendments, modifications and supplements thereof.

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Purchasers and the Company hereby agree as follows:

          1.   Sale and Purchase of Securities; the Closing.

     (a) Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions of the Escrow Agreement, the Company shall sell, assign, convey and deliver to the Purchasers, and the Purchasers shall purchase, acquire, accept from the Company and pay for, in regard to each Purchaser, in the amounts and at the prices set forth on Schedule A attached hereto, an aggregate of (i) 2,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"); (ii) Warrants to purchase 1,000,000 shares of Common Stock at a per share exercise price equal to the greater of (w) 1.5 multiplied by the initial exercise price of options to purchase Common Stock that are granted to Company Principals (as defined below in this Section 1(a)) substantially at the time of the Merger (such options being herein referred to as the "Company Principals


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Options"),  or (x) $3.00,  substantially  in the form attached hereto as Exhibit
A-1 (the "Initial Warrants"); and (iii) Warrants to purchase 1,000,000 shares of Common Stock at a per share exercise price equal to the greater of (y) 2.0 multiplied by the initial exercise price of the Company Principals Options, or
(z) $4.00, substantially in the form attached hereto as Exhibit A-2 (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants"). The Shares and the Warrants are collectively referred to herein as the "Securities." For purposes of the Purchaser Documents, the term "Company
Principal(s)" shall mean any Person who: (i) is an executive officer, director or Affiliate of the Company or any executive officer or director of any Affiliate of the Company or any Related Person of any of the foregoing, or (ii) prior to the Merger was a shareholder, executive officer, director or Affiliate of Tower Hill or of any shareholder, executive officer or director of Tower Hill or any Related Person of any of the foregoing (each of the foregoing persons referred to in this clause (ii), a "THSI Principal").

     (b) The Closing.  Subject to the termination of this Agreement  pursuant to
Section 7, and subject to the release of the "Escrow Documents" (as defined in the Escrow Agreement) in accordance with the provisions of Section 4(a) of the Escrow Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be deemed to have occurred substantially simultaneously with the consummation of the Merger and provided that the conditions set forth in
Section 6 hereof have been satisfied. The date on which the Closing is deemed to have occurred is hereinafter referred to as the "Closing Date."

          2.   Consideration; Delivery.

     (a) Escrow Agreement. On the Closing Date, the parties hereto shall enter into an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement") with the "Escrow Agent" described therein, and the execution copies of the Purchaser Documents (other than this Agreement and the Escrow Agreement) shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Purchaser Documents (other than this Agreement and the Escrow Agreement) shall not be effective unless and until such copies are released by the Escrow Agent in accordance with the provisions of Section 4(a) of the Escrow Agreement.

     (b) Consideration. The aggregate consideration for the Securities shall be five million dollars ($5,000,000), payable in cash (the "Purchase Price"). On the Closing Date, the Purchase Price shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement.

     (c) Delivery of Securities. On the Closing Date, the Company shall deliver to the Escrow Agent duly executed certificates and instruments dated as of the Closing Date registered in the names of the Purchasers representing the Securities purchased by the Purchasers in conformity the applicable Purchaser Documents, such certificates and instruments to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement.

     (d) Registration Rights Agreement; Voting Agreement and Tag-Along Agreement. On the Closing Date, the parties hereto shall enter into a Registration Rights Agreement substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), the other parties to the Voting Agreement substantially in the form of Exhibit D hereto (the


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


"Voting Agreement") and the Tag-Along Agreement substantially in the form of Exhibit E hereto (the "Tag-Along Agreement") shall have entered into the Voting Agreement and the Tag-Along Agreement, and counsel to the Company shall have issued opinions substantially in the form of Exhibits F-1, F-2 and F-3 hereto (the "Legal Opinions"). The Registration Rights Agreement, the Voting Agreement, the Tag-Along Agreement and the Legal Opinions shall be delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, shall be dated as of the Closing Date and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement. The Registration Rights Agreement, the Voting Agreement, the Tag-Along Agreement and the Legal Opinions shall not be effective unless and until such copies are released by the Escrow Agent in accordance with the provisions of Section 4(a) of the Escrow Agreement; but upon their release pursuant to Section 4(a) of the Escrow Agreement, such Escrow Documents shall be effective from and after the Closing Date.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

     (a) Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to issue the Securities. The Company has heretofore delivered to Greenwich II (on behalf of all of the Purchasers) true and complete copies of its certificate of incorporation and by-laws, together with all amendments, modifications and supplements thereof. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, event or effect (i) in, on or relating to the business of the Company or a Purchaser, as applicable, that is, or is reasonably likely to be, materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company or such Purchaser, as applicable, taken as a whole, other than any change or effect arising out of general economic conditions in the United States or (ii) that may prevent or materially delay the performance of the Purchaser Documents by the Company or such Purchaser, as applicable, or the consummation by the Company or such Purchaser, as applicable, of the transactions contemplated by the Purchaser Documents (including without limitation, the BDC Withdrawal (as defined in the Merger Agreement)).

     (b) Authorization of Agreement. The Company has all necessary corporate power and authority to execute and deliver the Purchaser Documents, to issue the Securities and to consummate the other transactions contemplated by the
Purchaser Documents and to perform its obligations under the Purchaser Documents. The execution and delivery by the Company of the Purchaser Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized and approved by the board of directors of the Company, and assuming approval by the shareholders of the Company pursuant to the Company's Articles of Incorporation and Bylaws and the Business Corporations Act of the State of Utah, no other corporate proceedings on the part of the Company are, or will be, necessary to authorize the Purchaser Documents or to consummate the transactions contemplated thereby.


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


Each of the Purchaser Documents has been, or will be at the Closing, assuming the due authorization, execution and delivery by the Purchasers of the Purchaser Documents, duly and validly executed and delivered by the Company and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

     (c) No Conflicts; Consents of Third Parties.

     (i) No filing, registration or submission with or notice to, and no permit, authorization, consent or approval of or with (collectively, "Filings and Approvals"), any Governmental Entity is, or will be, necessary for the execution and delivery by the Company of the Purchaser Documents, the issuance of the Securities or the consummation by the Company of the transactions contemplated thereby, except: (A) Filings and Approvals with the SEC and the National Association of Securities Dealers (the "NASD"); (B) Filings and Approvals that, if not made or obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (C) Filings and Approvals which have been made or obtained and which are unconditional and in full force and effect.

     (ii) No consent or approval of any third party is, or will be, necessary for the execution and delivery by the Company of the Purchaser Documents, the issuance of the Securities or the consummation by the Company of the other transactions contemplated thereby, except consents or approvals of the SEC and the NASD (including without limitation the making of an additional listing application with Nasdaq with respect to the issuance of the Shares), and except such consents and approvals which have been obtained and which are unconditional and in full force and effect.

     (iii) Neither the execution, delivery and performance by the Company of the Purchaser Documents, the issuance of the Securities nor the consummation by the Company of the other transactions contemplated by the Purchaser Documents, will
(x) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets are bound, or (z) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to the Company or its properties or assets, except in the case of clauses (y) or
(z) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (d) Capitalization.

     (i) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as contemplated by any of the Purchaser Documents (other than the Escrow Agreement)


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


and except as set forth on Schedule 3(d)(i) to this Agreement, there are not any outstanding (and immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement there will not be any outstanding) contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

     (ii) The Securities have been duly authorized and will be issued, free and clear of all liens, encumbrances and claims and rights of third parties (excluding liens, encumbrances, claims and rights of third parties claiming by, through or under any Purchaser), and are fully paid (subject to the release of the Purchase Price therefor in accordance with the terms of Section 4(a) of the Escrow Agreement) and non-assessable, and the issuance of such Securities is not subject to any preemptive right of any Person. A sufficient number of shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon issuance in accordance with the terms of the Warrants, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable and the issuance of such Common Stock is not and will not be subject to any preemptive right of any Person. Schedule 3(d)(ii) hereto sets forth all of the shares of capital stock, all warrants, options and rights to acquire shares of the capital stock and all convertible securities of the Company which will be outstanding immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement. The Shares issued to the Purchasers will represent 30% of the Common Stock of the Company on a fully-diluted basis (assuming the exercise of all warrants, options and rights to acquire shares of the capital stock and all convertible securities) as of immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement. The shares of Common Stock that will be issued as a result of the Merger will be, when issued in accordance with the terms of the Merger Agreement, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The Company has heretofore delivered to Greenwich II (on behalf of the Purchasers) a copy of the Merger Agreement (together with all amendments, modifications and supplements thereto).

     (e) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or arbitrator or any Governmental Entity relating to the transactions contemplated by the Purchaser Documents.

     (f) Merger Agreement. The representations and warranties of the Company, Tower Hill and Newco contained in the Merger Agreement were true and correct as of the date of the Merger Agreement and the Purchasers shall be entitled to rely upon such representations and warranties in connection with the Purchaser Documents and the purchase of the Securities and the consummation of the other transactions under the Purchaser Documents.

     (g) Disclosure. The final Proxy Statement of the Company accompanying the Notice of Special Meeting of Stockholders dated September 30, 1999 (the "Proxy Statement") with respect to the Company and the transactions contemplated by the Purchaser Documents


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


and the Proxy Statement, and the representations and warranties by the Company contained in the Purchaser Documents and in any Schedule or certificate furnished or to be furnished by the Company pursuant thereto, do not contain or will not, as of the Closing Date, contain any untrue statement of a material fact, and do not omit or will not, as of the Closing Date, omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3(g) or elsewhere in this Agreement or in any Schedule or certificate furnished or to be furnished as aforesaid pursuant hereto shall not be affected or deemed waived by reason of the fact that the Purchasers or their representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

     (h) Merger and Related Transactions. The Merger and the other "Related Transactions" (as described in the Proxy Statement), if consummated, will be consummated in all material respects in accordance with the terms, and subject to the conditions, set forth in the Merger Agreement as in effect on the date of this Agreement and as described in the Proxy Statement and without any material amendment or waiver thereof; subject to the escrow of the documents pertaining to the Related Transactions and, in accordance with the terms of such escrow arrangements, the Related Transactions will be effected and the documents pertaining thereto will be released from escrow prior to, or at the same time as, the release of the Escrow Documents in accordance with the terms of Section 4(a) of the Escrow Agreement.

     4. Representations and Warranties of the Purchaser. The Purchasers, jointly and severally, hereby represent and warrant to the Company that:

     (a) Organization and Good Standing. Each Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     (b) Authorization of Agreement. Each Purchaser has all necessary power and authority to execute and deliver the Purchaser Documents, to consummate the transactions contemplated by the Purchaser Documents, and to perform its obligations under the Purchaser Documents. The execution and delivery by each Purchaser of the Purchaser Documents and the consummation by each Purchaser of the transactions contemplated thereby have been duly authorized and approved by the general partner of each Purchaser, and no other proceedings on the part of any Purchaser are, or will be, necessary to authorize the Purchaser Documents or to consummate the transactions contemplated thereby. The Purchaser Documents have been, or will be at the Closing, assuming the due authorization, execution and delivery by the Company, duly and validly executed and delivered by each Purchaser and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (c) No Conflicts; Consents of Third Parties.

     (i) No Filing and Approval of or with any Governmental Entity is, or will be, necessary for the execution and delivery by any Purchaser of the Purchaser Documents or the


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


consummation by any Purchaser of the transactions contemplated thereby, except Filings and Approvals that, if not made or obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (ii) No consent or approval of any third party is, or will be, necessary for the execution and delivery by any Purchaser of the Purchaser Documents or the consummation by any Purchaser of the transactions contemplated by the Purchaser Documents.

     (iii) Neither the execution, delivery and performance by any Purchaser of the Purchaser Documents, nor the consummation by any Purchaser of the transactions contemplated by the Purchaser Documents, will (x) conflict with or result in any breach of any provision of the applicable organizational documents of any Purchaser, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Purchaser is a party or by which its properties or assets are bound, or (z) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to any Purchaser or its properties or assets, except in the case of clauses (y) or (z) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (d) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of any Purchaser, threatened against any Purchaser before any court or arbitrator or any Governmental Entity relating to the transactions contemplated by this Agreement.

     (e) Investment Representations. Each Purchaser understands that the Securities (including the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares")) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. Each Purchaser also understands that the Securities and the Warrant Shares are being offered and sold pursuant to one or more exemptions from such registration based in part upon each Purchaser's representations contained in this Agreement.

     (i)  Purchaser   Bears  Economic  Risk.   Each  Purchaser  has  substantial
experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and is capable of evaluating the merits and risks of its investment in the Company. Each Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Securities and the Warrant Shares are registered under the Securities Act, or an exemption from registration is available. Each Purchaser also understands that there is no assurance that any exemption from registration will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Securities (or the Warrant Shares) under the circumstances, in the amounts or at the times such Purchaser might propose.

     (ii) Acquisition for Own Account. Each Purchaser is acquiring the Securities, and will acquire the Warrant Shares, for its own account for investment only, and will not sell, transfer or otherwise dispose of the Securities or the Warrant Shares, or any portion thereof or interest therein, in violation of the registration requirements of applicable federal and state securities laws.

     (iii) Accredited Investor. Each Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

     (iv) Company Information. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and other management of the Company. Each Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     (v) Rule 144. Each Purchaser acknowledges and agrees that the Securities (including the Warrant Shares) must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities law or an exemption from such registration is available. Each Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a Person has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

     (vi) Financing. Each Purchaser has, and on the Closing Date will have, sufficient funds available to pay for the Securities to be purchased by it pursuant to Section 1.

     5. Covenants. The parties, as applicable, hereby covenant and agree as follows:

     (a) Access to Information; Confidentiality. Upon reasonable notice, the Company shall afford to the executive officers, accountants, counsel and other representatives of Greenwich II (on behalf of the Purchasers) reasonable access, during the period prior to the Closing Date, to all its facilities, properties, assets, books, contracts and records and, during such period, the Company shall furnish promptly to Greenwich II (on behalf of the Purchasers) all information concerning its business, facilities, properties, assets and personnel as
Greenwich II may reasonably request, and shall make promptly available to Greenwich II (on behalf of the Purchasers) the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of the Company's business, facilities, properties, assets and personnel as Greenwich II may reasonably request. The Purchasers shall keep such information confidential in accordance with the terms of the Confidentiality Agreement dated September 2, 1999 between THCG, Inc. and Greenwich II. By their execution of this Agreement, the Company agrees to be bound by the terms of the foregoing Confidentiality Agreement to the same extent as THCG, Inc. was bound, and the Purchasers agree to be bound by the terms of the foregoing Confidentiality Agreement to the same extent as Greenwich II is bound.

     (b) Reasonable Best Efforts; Further Action. Upon the terms and subject to the conditions set forth in the Purchaser Documents, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, or causing to be done, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the Purchaser Documents, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Purchaser Documents, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to make or obtain a Filing and Approval to, of or with, or to avoid an action or Proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes and intent of, the Purchaser Documents.

     (c) Board Representation. As long as the Purchasers, in the aggregate, are the beneficial owners of 5.0% or more of the issued and outstanding shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities, including the Securities), Greenwich II shall be entitled to nominate one person (the "Purchaser Appointee") for election to the Board of Directors of the Company, provided, however, that such person is reasonably acceptable to the Company, and the Company shall use its best efforts to cause the Purchaser Appointee to be elected to the Board of Directors of the Company and to be appointed to the Compensation Committee (including any stock option or similar committee) of the Board of Directors of the Company.

     (d) Restrictions on the Conduct of Business.

     (i) As long as the Purchasers, in the aggregate, are the beneficial owners of 5.0% or more of the issued and outstanding shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities, including the Securities), the Company shall not, without the prior written consent of Greenwich II, effect any merger, consolidation, recapitalization, redemption or repurchase, extraordinary dividend or distribution or any similar transaction or other extraordinary transaction affecting the Company or any of its Subsidiaries or any shares of capital stock of the Company or any of its Subsidiaries; provided, however, that the consent of Greenwich II shall not be required in connection with:

     (1) any of the transactions described in the preceding paragraph as long as
(A) all shares of the Common Stock owned by the Purchasers (including the Warrant Shares) are treated as favorably as all other then outstanding shares of the Common Stock are treated, and (B) without the prior written consent of Greenwich II, no holder of Common Stock (or any Affiliate or Related Person of such holder) receives in connection with the transaction any additional value or consideration (excluding any compensation payable in the ordinary course of business to employees of the Company or the successor entity in any such transaction, if applicable, related solely to the performance of their duties as employees);

     (2) any repurchase of Common Stock upon the termination of employment of any employee of the Company who is not or has not been a THSI Principal or who is not or has not been a director of the Company; provided, however, that such repurchase must be approved by the Independent Directors (as defined in Section 5(d)(iii)) and must be pursuant to the terms of a Plan (as defined in Section 5(d)(ii));

     (3) any redemption of shares of redeemable preferred stock or other securities having redemption provisions issued after the consummation of the Merger with the approval of the Independent Directors to a Person who is not at the time of issuance a Company Principal;

     (4) open market purchases of shares of Common Stock approved by the Independent Directors; or

     (5) any repurchase or redemption (other than as otherwise permitted by the foregoing clauses (1) through (4) of this Section 5(d)(i)), approved by the Independent Directors, of shares of the Common Stock held by any stockholder as long as the aggregate of such repurchases or redemptions (together with all prior repurchases or redemptions) from such stockholder and all Affiliates and Related Persons of such stockholder (taken together) does not exceed an amount equal to 5.0% or more of the number of shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities) outstanding immediately after the consummation of the Merger (including the Securities), as appropriately adjusted for stock splits and dividends, reverse stock splits and combinations after the consummation of the Merger.

     (ii) Except as set forth on Schedule 5(d)(ii), neither the Company nor any of its Subsidiaries shall issue or grant any registration rights with respect to any capital stock, or securities convertible into or exercisable for capital stock, of the Company or any Subsidiary without the prior written consent of Greenwich II; provided, however, that the foregoing restriction shall not prohibit (x) the grant of registration rights covering shares issued in an acquisition of, or a merger with, another Person, or in a private placement by the Company or any Subsidiary of shares of its capital stock or other securities, where such acquisition, merger or private placement does not involve, and the recipients of such capital stock or other securities (and such registration rights) are not Company Principals or (y) the registration on SEC Form S-8 of Common Stock issued pursuant to the Company's Employee Stock Incentive Plan established at the time of the Closing or any supplemental stock incentive plan approved by the Independent Directors (each, a "Plan"). Any registration rights granted pursuant to clause (x) of this Section 5(d)(ii) shall not be on terms more favorable than the terms of the registration rights granted to the Purchasers pursuant to the Registration Rights Agreement and any right to "piggyback" on any registration effected pursuant to the Purchasers' registration rights shall be subordinate to the Purchasers' demand registration rights in the event of any cut-back or hold-back of shares. The Purchasers shall have piggyback rights with respect to the exercise of any registration right granted pursuant to clause (x) of this Section 5(d)(ii); and the Purchasers shall have pro rata sale rights with the persons who have exercised the registration rights, but priority sale rights over any other person whose shares are proposed to be included in the registration, in the event of any required cut-back or hold-back of shares to be sold pursuant to the registration right exercised.

     (iii) All compensation of, and other transactions with, any Company Principals shall be subject to the approval of the Independent Directors. For all purposes of the Purchaser Documents, the term "Independent Directors" shall mean members of the Board of Directors of the Company other than the Company Principals whose compensation is being considered and who are not involved in and have no economic or other interest in the transaction being considered and any Affiliates or Related Persons of such Company Principals. For all purposes of the Purchaser Documents, the term "Related Person" shall mean and include any relative of the Person to which such Related Person refers (including any spouse, parent or grandparent, sibling, child or grandchild, step-child or step-grandchild or adopted child or adopted grandchild of such Person) and any trust or similar entity which exists for the benefit of such Person or any other "Related Person" of such Person in which the Person or any "Related Person" of such Person has any economic or other interest.

     (e) Tag-Along Rights.

     (i) Subject to Section 5(e)(vii), if, at any time after the Closing, any of the THSI Principals or any of their Transferees in an Exempt Transfer (as defined in Section 5(e)(viii)) (each, a "Section 5 Transferor") or any group of
Section 5 Transferors proposes to Transfer any of such Person's Common Stock to a Person or Persons, except pursuant to an Exempt Transfer or a Charitable Transfer (as defined in Section 5(e)(viii)), prior to any such Transfer, such
Section 5 Transferor shall promptly (and in any event at least 20 business days prior to the proposed closing date thereof) provide the Purchasers with written notice of the proposed Transfer (the "Transfer Notice") containing the following:

     (1) the name and address of the proposed Transferee;

     (2) the number of shares of Common Stock proposed to be Transferred by such
Section 5 Transferor; and

     (3) the purchase price and other material terms and conditions of payment and the closing date for the proposed Transfer (including, if available, a copy of any purchase agreement related thereto).

     (ii) If any Purchaser wishes to participate in such Transfer, such Purchaser (or Greenwich II on behalf of such Purchaser) shall notify such
Section 5 Transferor by written notice (the "Tag-Along Notice") on or before the expiration of 10 business days following receipt of the Transfer Notice that such Purchaser desires to Transfer to the proposed Transferee a part of its shares of Common Stock (as determined pursuant to the following sentence) on the same terms and conditions set forth in the Transfer Notice. The Tag-Along Notice shall specify the number of shares of Common Stock such Purchaser desires to Transfer (the "Tag-Along Amount"). The maximum number of shares of Common Stock that such Purchaser shall be entitled to Transfer pursuant to the Tag-Along Notice shall be determined by multiplying the number of shares of Common Stock held by such Purchaser at the time of the Transfer Notice by a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred to the Transferee by such Section 5 Transferor and the denominator of which is the aggregate number of shares of Common Stock then owned by all
Section 5 Transferors. If no Purchaser provides the Section 5 Transferor with a Tag-Along Notice within the period above-specified, the Section 5 Transferor shall be free to sell all or a portion of his Common Stock to the Transferee in the amount and on the same terms and conditions set forth in the Transfer Notice. If any Purchaser provides the Section 5 Transferor(s) with a Tag-Along Notice, the Section 5 Transferor may not effect such Transfer unless the Transferee shall have purchased the Tag-Along Amount or the Reduced Tag-Along Amount (as defined in Section 5(e)(iv)) from such Purchaser on the same terms and conditions set forth in the Transfer Notice.

     (iii) The Tag-Along Notice given by such Purchaser shall constitute the Purchaser's irrevocable and binding agreement to Transfer to the Transferee the Tag-Along Amount or the Reduced Tag-Along Amount on the terms and conditions specified in the Transfer Notice.

(iv) If the sum (the "Aggregate Shares Offered") of (w) the aggregate number of shares of Common Stock proposed to be Transferred to the Transferee by the
Section 5 Transferor and (x) the total of the Tag-Along Amounts for each Purchaser exceeds the maximum number of shares of Common Stock that such Transferee is willing to purchase (the "Maximum Number"), then (y) the maximum number of shares of Common Stock that such Section 5 Transferor shall be entitled to Transfer to the Transferee shall be reduced to the number (rounded down to the nearest whole share) obtained by multiplying the number of shares of Common Stock that such Section 5 Transferor proposed to Transfer to the Transferee by a fraction, the numerator of which is the Maximum Number and the denominator of which is the Aggregate Shares Offered, and (z) the maximum number of shares of Common Stock that any Purchaser which has delivered a Tag-Along Notice pursuant to Section 5(e)(ii) (the "Participating Purchasers") shall be entitled to Transfer to the Transferee pursuant to such Tag-Along Notice shall be reduced to the number (rounded up to the nearest whole share; the "Reduced Tag-Along Amount") obtained by multiplying the Tag-Along Amount of such Purchaser by the fraction described in clause (y) of this Section 5(e)(iv).

     (v) The Participating Purchasers agree to execute and deliver purchase agreements upon the same terms and subject to the same conditions as the Section 5 Transferor and shall take such action as the Transferee of such shares may reasonably request (including the delivery of certificates or other documents) to facilitate the consummation of the Transfer of such shares. Any indemnity provided by a Participating Purchaser to the Transferee in such purchase agreement will only relate to the shares of Common Stock Transferred by it. Any indemnity provided to the Transferee by the Section 5 Transferor will only relate to the shares of Common Stock Transferred by the Section 5 Transferor.

     (vi) The Section 5 Transferor(s) and the Participating Purchasers shall be required to bear their pro rata share, based on the number of shares of Common Stock included in such Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees, commissions and expenses.

     (vii) Notwithstanding any other provision of this Section 5(e), if, at any time, any Section 5 Transferor or group of Section 5 Transferors proposes to sell shares of Common Stock beneficially owned by him or them in a public offering which, together with all prior Transfers, other than Exempt Transfers and Charitable Transfers, by all THSI Principals, exceed 25% of the aggregate of the shares of Common Stock (the "Original Shares") acquired by the THSI Principals (A) pursuant to the Merger and (B) upon exercise of options granted to the THSI Principals pursuant to the Merger Agreement and the Related Agreements (including without limitation under the Plan), then the Purchasers will have the right to sell in such public offering a number of shares of Common Stock equal to four times the number of shares of Common Stock proposed to be sold by the THSI Principals in excess of such 25% of their Original Shares and such THSI Principals shall cut-back the number of shares of Common Stock proposed to be sold by them in such public offering so as to accommodate the Transfer by the Purchasers of their shares of Common Stock pursuant to this
Section 5(d)(vii); provided, however, that the foregoing shall not be applicable to any sale by the Section 5 Transferors of shares of Common Stock pursuant to Rule 144 if, at the time of such proposed sale pursuant to Rule 144, any Purchaser is then permitted (subject to the volume limitations of Rule 144) also to effect sales under Rule 144. Any allocation among the Purchasers of shares to be transferred pursuant to this
Section 5(e)(vii) shall be determined by Greenwich II.

     (viii) For purposes of the Purchaser Documents, the term "Transfer" shall mean any sale, assignment, disposition, mortgage, pledge or similar lien or encumbrance or other transfer or grant or any right to effect any of the foregoing; unless in the case of the grant of any mortgage, pledge or similar lien or encumbrance the mortgagee, the pledgee or holder of the lien or encumbrance agrees in writing with the Purchasers that any further sale, assignment, disposition or transfer or grant of any such right shall be subject to the provisions of this Section 5 and to be deemed a "Section 5 Transferor" for all purposes of this Agreement. For purposes of the Purchaser Documents, the term "Exempt Transfer" shall mean a direct or indirect Transfer of capital stock of the Company to a Person's Related Person provided that such capital stock shall continue to be subject to the provisions of this Section 5 in connection with any further Transfers. For purposes of the Purchaser Documents, the term "Charitable Transfer" shall mean a Transfer of capital stock of the Company to an organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that the Person does not retain any economic or other interest in the shares.

     (ix) In the event of any merger, consolidation, recapitalization, reclassification, stock split or combination, distribution of property (other than cash) or securities, obligations or instruments, or any other transaction affecting the Common Stock, the provisions of this Section 5 shall apply to any stock, security, obligations, instruments or property which have been issued in connection therewith to any Section 5 Transferor.

     (f) Nasdaq Listing Application. The Company shall file an Application for Listing of Additional Shares with the NASD with respect to the Shares and the Warrant Shares. Such Application for Listing of Additional Shares shall be with respect to designation as a National Market System security by The Nasdaq Stock Market; however, the Company may delay the filing of such Application for Listing of Additional Shares until it is determined by the NASD whether the current designation of the Common Stock of the Company as a National Market System security shall continue. In the event that the NASD shall determine that the designation of the Common Stock as a National Market System security shall not continue, or otherwise if requested by Greenwich II, the Company shall file promptly an Application for Listing of Additional Shares with respect to designation as a Smallcap security by The Nasdaq Stock Market and with respect to the Shares and the Warrant Shares.

     (g) Public Announcements. No party will issue or cause the publication of any press release or other public announcement with respect to the Purchaser Documents or the transactions contemplated by the Purchaser Documents without the prior written consent of the other party hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the party making such determination will allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

     (h) Investment Opportunities. Company agrees that it will use its reasonable efforts to offer Greenwich II, or affiliates of Greenwich II as designated by Greenwich II, the opportunity to invest in private placements in which the Company acts as the placement agent, financial advisor or principal investor.

     (i) No Regulatory Filings. The Company and its Subsidiaries shall not effect or engage in any transaction, investment or business which might impose upon any Purchaser (or any of its Affiliates, partners, directors, officers or employees) any obligation under any Law to file any reports, or to furnish any information to any governmental authority (other than reports or information required to be made or furnished under the Exchange Act and the rules and regulations promulgated thereunder). In the event any Law, rule or governmental regulation shall be enacted or adopted subsequent to the Company or its Subsidiaries effecting or making any transaction or investment, or subsequent to the commencement of any business, the Company shall use commercially reasonable efforts to restructure such transaction, investment or business so as to avoid any such reporting or information obligation imposed on any Purchaser (or any of its Affiliates, partners, directors, officers or employees).

     (j) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the purposes described in the Proxy Statement and for general corporate purposes.

     (k) Name Change. The Company shall, prior to the release of the Escrow Documents pursuant to Section 4(a) of the Escrow Agreement, change the name of the Company to "THCG, Inc."

          6. Conditions to Closing.

          (a)  Conditions Precedent to Each Party's Obligations.

     The respective obligations of each party hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived in writing by the Company or Greenwich II (on behalf of all the Purchasers), as the case may be):

     (i) All consents and approvals of the Boards of Directors and shareholders of the Company and the other parties to the Merger Agreement and the Related Transactions required for the consummation of the Merger, the change of the name of the Company to "THCG, Inc.", the Related Transactions and the transactions under the Purchaser Documents shall have been obtained. All of the other conditions to the obligations of the parties to consummate the Merger, the Related Transactions and the transactions under the Purchaser Documents, and to effect the name change, shall have been satisfied subject only to: (A) the filing of articles of merger with the Secretary of State of the New York to effect the Merger; and (B) the filing of the BDC Withdrawal; and (C) the escrow of the documents pertaining to the Related Transactions and, in accordance with the terms of such escrow arrangements, such documents pertaining thereto being released from escrow prior to, or at the same time as, the release of the "Escrow Documents" (as defined in the Escrow Agreement") in accordance with the terms of Section 4(a) of the Escrow Agreement.

     (ii) No Law or Governmental Order shall have been enacted, entered, promulgated or enforced which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by the Purchaser Documents, or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by the Purchaser Documents.

     (iii) All required consents, approvals, waivers and authorizations of any Governmental Entity or Regulatory Agency which are necessary to effect the transactions contemplated by the Purchaser Documents at the Closing shall have been obtained.

     (iv) The Escrow Agreement shall have been executed and delivered by the parties hereto and the Escrow Agent; and the Escrow Documents, the Shares and the Warrants and the Purchase Price shall have been deposited with the Escrow Agent in accordance with this Agreement and the Escrow Agreement.

     (b) Conditions Precedent to Obligations of the Company.

     The obligations of the Company hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Company):

     (i) Accuracy of Representations and Warranties. The representations and warranties of each Purchaser set forth in Section 4 hereof shall be true and accurate in all material respects (other than those qualified by materiality or Material Adverse Effect which shall be true and accurate) on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and each Purchaser shall execute and deliver a certificate to such effect by an officer of such Purchaser.

     (ii) Covenants. Each Purchaser shall have performed and complied in all material respects with all of its covenants required to be performed by it under the Purchaser Documents on or before the Closing Date, and each Purchaser shall execute and deliver a certificate to such effect by an officer of such Purchaser.

     (iii) Delivery of Certificates. At the Closing, each Purchaser shall deliver the certificates required by Sections 6(b)(i) and (ii) hereof to the Escrow Agent for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement.

     (c) Conditions Precedent to Obligations of the Purchasers.

     The obligations of the Purchasers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Greenwich II, on behalf of the Purchasers):

     (i) Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in Section 3 hereof and the representations and warranties of the Company, Newco and Tower Hill set forth in the Merger Agreement shall be true and accurate in all material respects (other than those qualified by materiality or Material Adverse Effect which shall be true and accurate) on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Company shall execute and deliver a certificate to such effect by an officer of the Company.

     (ii) Covenants. The Company shall have performed and complied in all material respects with all of the covenants required to be performed by the Company under the Purchaser Documents on or before the Closing Date, and the Company shall execute and deliver a certificate to such effect by an officer of the Company.

     (iii) Delivery of Certificates. At the Closing, the Company shall deliver the certificates issued pursuant to Sections 6(c)(i) and (ii) to the Escrow Agent for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement.

     (iv) Board Nominee. The Board of Directors of the Company shall have elected Keith Abell to the Board of Directors of the Company as the Purchaser Nominee effective upon the satisfaction of the terms of Section 4(a) of the Escrow Agreement; and the THSI Principals shall have executed and delivered to the Escrow Agent, for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement, an agreement substantially in the form attached hereto as Exhibit D hereto wherein the THSI Principals agree to vote their shares for the election of the Purchaser Appointee as a director of the Company (the "Voting Agreement").

     (v) Issuance of the Securities. The Securities shall have been duly authorized and validly issued pursuant to Section 2(c) hereof (against the payment of the purchase price therefor pursuant to Section 2(b) hereof), free and clear of all liens, encumbrances and claims and rights of third parties (including without limitation preemptive rights, but excluding liens, encumbrances, claims and rights of third parties claiming by, through or under any Purchaser); and the Purchasers shall have received the Legal Opinions.

     7. Termination of Agreement.

     (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (i) by mutual written consent duly executed by the Company and Greenwich II (on behalf of the Purchasers);

     (ii) by either Greenwich II (on behalf of the Purchasers) or the Company, if the Merger Agreement is terminated in accordance with its terms; or

     (iii) by Greenwich II (on behalf of the Purchasers) or the Company at any time after December 31, 1999 if the Closing shall not have occurred on or before that date.

     (b) Notice of Termination. Any termination of this Agreement under Section 7(a) hereof will be effective by the delivery of written notice (in accordance with the provisions of Section 10(b)) of the terminating party to the other parties hereto.

     (c) Effect of Termination. In the case of any termination of this Agreement as provided in this Section 7, this Agreement shall be of no further force and effect; provided, however, that a termination of this Agreement shall not relieve any party from liability for any breach of this Agreement or defeat or impair the right of any party to pursue such relief as may otherwise be available to it as a result of any breach of this Agreement or any of the representations, warranties, covenants or agreements contained herein.

     8. Legend on Certificates. Each stock certificate or warrant certificate issued to represent the Securities and the Warrant Shares shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend, unless in the opinion of counsel for the Company, the Securities or the Warrant Shares represented thereby need no longer be subject to the restrictions contained in this Agreement. The Company shall not transfer on its books any certificate for the Securities or the Warrant Shares in violation of the provisions of the Purchaser Documents. The Company shall give appropriate stop transfer instructions to its stock transfer agent with respect to the Securities and the Warrant Shares.

     9. Indemnification.

     (a) The Company agrees to indemnify, defend and hold harmless the Purchasers (and each officer, director, partner and Affiliate of the Purchasers) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including reasonable attorneys' fees and disbursements) (collectively, "Losses") based upon or arising out of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Company contained in the Purchaser Documents.

     (b) The Purchasers agree, jointly and severally, to indemnify, defend and hold harmless the Company (and each officer, director, stockholder and Affiliate of the Company) from and against any and all Losses based upon or arising out of or connection with any inaccuracy in or breach of any representation, warranty, covenant or agreement of any Purchaser contained in the Purchaser Documents.

     10. Miscellaneous.

     (a) Entire Agreement; Assignment. The Purchaser Documents (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

     (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

       if to Purchaser:      Greenwich Street Capital Partners II, L.P.
                             388 Greenwich Street, 36th Floor
                             New York, New York 10013
                             Attention:  Keith Abell and Matthew C. Kaufman
                             Facsimile:  (212) 816-0166

       with a copy to:       Dechert Price & Rhoads
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention: Ronald R. Jewell, Esq.
                             Facsimile: (212) 698-3599

       if to the Company:    Walnut Financial Services, Inc. (or THCG, Inc.)
                             650 Madison Avenue
                             New York, New York 10022
                             Attention:  President
                             Facsimile:  (212) 223-0161

       with a copy to:       Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, New York 10022
                             Attention: Peter S. Kolevzon, Esq.
                             Facsimile: (212) 715-8000

or to such other address, facsimile number or Person's attention as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     (c) Parties in Interest. The Purchaser Documents shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except for those parties indemnified pursuant to Section 9 or pursuant to the provisions of Section 8 of the Registration Rights Agreement, nothing in the Purchaser Documents, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of the Purchaser Documents.

     (d) Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (f) Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

     (g) Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     (h) Waiver of Jury Trial. THE PURCHASERS AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PURCHASER DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     (i) Expenses. Each party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, except that at the Closing the Company shall reimburse Greenwich II, on behalf of the Purchasers, for their reasonable out-of-pocket expenses in connection with the foregoing, up to an aggregate amount of $50,000.

                                      * * *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                     Greenwich Street Capital Partners II, L.P.
                                     GSCP Offshore Fund, L.P.
                                     Greenwich Fund, L.P.
                                     Greenwich Street Employees Fund, L.P.
                                     TRV Executive Fund, L.P.

                                     By:  Greenwich Street Investments II,
                                          L.L.C.,  their
Walnut Financial Services, Inc.           general partner


By:  /s/ Joel S. Kanter              By:  /s/ Keith Abell
   ----------------------------           -------------------------------
     Joel S. Kanter                       Keith Abell
     President                            Managing Member

                               Schedule 3(d)(i) to Securities Purchase Agreement

                    Contractual obligations of the Company to
                   repurchase, redeem or otherwise acquire, or
                providing preemptive or registration rights with
                                 respect to, any
                     shares of capital stock of the Company


     1. Settlement Agreement dated August 4, 1999, among Walnut Financial Services, Inc. ("Walnut Financial"), Pacific Financial Services, Inc. and Jeffrey Pyatt, pursuant to which, among other things, Mr. Pyatt agreed (a) to return to Walnut Financial 20,000 shares of Walnut Financial common stock and
(b) to sell to any designee or designees of Walnut Financial, on Walnut Financial's demand, at any time prior to or on February 28, 2000, 19,023 shares of Walnut Financial Common Stock at $2.50 per share, and Walnut Financial agreed that it shall be obligated to purchase such stock for such price within that time period.

     2. Agreement dated September 22, 1999, among Walnut Financial, Inland Financial Corporation, Henry Wozow and Patricia Wozow, pursuant to which Mr. Wozow and Ms. Wozow agreed, among other things, to return to Walnut Financial 20,000 shares of Walnut Financial common stock as partial consideration for the forgiveness by Inland Financial Corporation of a debt owed to Inland Financial Corporation by Mr. Wozow.

     3. See Schedule 5(d)(ii) to this Agreement.

     4. Contractual obligations of the Company to repurchase, redeem or otherwise acquire shares of the capital stock of the Company as described in the Merger Agreement and the Disclosure Schedules thereto.

               Schedule 3(d)(ii) to Securities Purchase Agreement

Shares of capital stock, warrants, options and rights to acquire shares of the capital stock and all convertible securities of the Company which will be outstanding immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and the Securities Purchase Agreement

                                                                                              Purchase
                                                                                              or
                                                                        Security or           Exercise     Number of Shares
Security Holders                                                        Instrument              Price
----------------------------------------------------------------------- --------------------- ----------- -------------------

THSI Principals (including Affiliates and Related Persons):
     Adi Raviv                                                          Common Stock          (a)         1,396,056
                                                                        Options (c)           (d)            450,000
     Joseph Mark                                                        Common Stock          (a)         1,302,986
                                                                        Options (c)           (d)            450,000
     Shai Novik                                                         Common Stock          (l)            372,281 (b)
     Raviv GRAT (trust)                                                 Common Stock          (a)            465,352
     Rachel L. Mark 1999 Trust, Meryl Schussel Mark as trustee          Common Stock          (a)            186,141
     Samuel A. Mark 1999 Trust, Meryl Schussel Mark as trustee          Common Stock          (a)            186,141
     Joshua A. Mark 1999 Trust, Meryl Schussel Mark as trustee          Common Stock          (a)            186,141

Other Company Principals (including Affiliates and Related Persons)
                                                                        Options (c)           (d)            350,000

     Greenwich Street Capital Partners and other Purchasers             Common Stock          $2.00 per   2,500,000
                                                                                              share
                                                                        Warrants              (e)         1,000,000
                                                                        Warrants              (f)         1,000,000

     Investor Group                                                     Common Stock          $2.00 per      932,500 (g)
                                                                                              share

     Evan Marks                                                         Common Stock          (h)            100,000

     Larry Kaplan and Stanley Kaplan                                    Common Stock          (h)            100,000

     Options of Walnut Employees under Existing Stock Option Plan       Options               (i)              37,684

     Holders of Existing Class A Warrants                               Warrants              (j)            633,334

All Other Shareholders                                                  Common Stock          n/a         3,350,533 (k)
----------------------------------------------------------------------- --------------------- ----------- -------------------

Notes:
-----

     (a) To be acquired pursuant to the Merger upon conversion of existing shares of the Common Stock of Tower Hill.

     (b) Does not include additional shares of Common Stock (not to exceed 200,000 shares in the aggregate as to all directors and officers) that might be purchased by such person as part of the Investor Group at a price per share no less than the price per share being paid by the Purchasers.

     (c) To be granted under the new Walnut Stock Incentive Plan.

     (d) The exercise price shall be the average of the high and low price of the Common Stock on the Closing Date.

     (e) The exercise price shall be the greater of: 150% of the initial exercise price under the options granted to the Company Principals; or $3.00 per share of Common Stock.

     (f) The exercise price shall be the greater of: 200% of the initial exercise price under the options granted to the Company Principals; or $4.00 per share of Common Stock.

     (g) Includes up to the 200,000 shares that might be issued to directors and officers to which reference is made in note (b) above. Assumes that all 932,500 shares will be issued.

     (h) Issued as a finders fee.

     (i) The exercise  prices per share of the Common Stock of such options are:
(x) $10.86 with respect to options to purchase 13,334 shares of the Common Stock; (y) $13.50 with respect to options to purchase 1,000 shares of the Common Stock; and (z) $10.80 with respect to the balance of such options.

     (j) The Class A Warrants have a current exercise price of $9.00 per share of Common Stock.

     (k) Does not include 1,000,000 of Common Stock that are issuable under options that may be granted under the new Walnut Stock Incentive Plan, in addition to the options to which reference is made in note (c) above.

     (l) To be issued pursuant to Section 2.1(c) of the Merger Agreement.

               Schedule 5(d)(ii) to Securities Purchase Agreement

                               Registration Rights

     1. Registration Rights will be granted to the Investor Group to which reference is made on Schedule 3(d)(ii) to this Agreement with respect to 932,500 shares of the Common Stock to be acquired by the Investor Group. However, such registration rights shall be subject to the provisions of Section 5(d)(ii) of this Agreement and shall not include "demand" registration rights.

     2. Certain security holders have been granted registration rights pursuant to the following agreements, and the Company represents and warrants to the Purchasers that true and complete copies of such agreements as amended and in effect on the date hereof have been delivered to the Purchasers:

     (a) Registration Rights Agreement dated October 19, 1998, among Walnut Financial Services, Inc., Henry Wozow, Patricia Wozow and James Topliff

     (b) Registration Rights Agreement dated December 18, 1997, between Walnut Financial Services, Inc. and Class A warrant holders

     (c) Registration Rights Agreement dated January 30, 1998, between Walnut Financial Services, Inc. and Jeffrey Pyatt

                Exhibit A-[1][2] to Securities Purchase Agreement


        THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                                   THCG, Inc.
               Warrant for the Purchase of Shares of Common Stock
                            $.01 par value per share

                    THIS WARRANT EXPIRES ON ___________2002(1)

                                                               __________ Shares

     THIS CERTIFIES that, for value received, , with an address at _________________________________, _______________________, (the "Holder"), is
entitled to subscribe for and purchase from THCG, Inc., a Utah corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on ___________, 2002(2) New York time, subject to
Section 1(b) hereof (the "Exercise Period"), 1,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), at a price equal to $_____ per share, subject to adjustment as provided herein (the "Exercise Price").

     As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     This Warrant has been issued pursuant to the Securities Purchase Agreement dated as of October 29, 1999 (the "Securities Purchase Agreement") by and among the Company and Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P.

     The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. (a) Subject to Section 1(b) hereof, this Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company, or its duly authorized agent. Such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company.

     (b) Subject to the last sentence of this Section 1(b), if at any time after [six months from the date of issuance], 2000, the Market Price (as defined in
Section 1(b) hereof) of one share of Common Stock exceeds 150% of the Exercise Price for a period of 60 consecutive trading days, the Company may, as part of a capital raising transaction, or a series of capital raising transactions, other
than  non-equity  lending   transactions  with  commercial  banks  or

-----------------------
(1)  Three years from date of issuance.

insurance companies, in which the Company raises net proceeds of at least $5,000,000 (exclusive of the capital raised upon the exercise of this Warrant as provided in this Section 1(b) and upon the exercise of other similar Warrants issued contemporaneously with this Warrant), give a notice to the Holder that it has 30 days to exercise this Warrant as to one-half of the number of shares of Common Stock that may then be purchased upon exercise hereof. Upon the giving of such notice, this Warrant, and the Exercise Period, shall terminate and expire with respect to such shares of Common Stock and the Holder shall have no right after the expiration of such 30-day period to exercise this Warrant as to one-half of the number of shares of Common Stock that may then be purchased upon exercise of this Warrant. Any partial termination of this Warrant as aforesaid shall not affect this Warrant with respect to the remaining shares of Common Stock purchasable under this Warrant. The provisions of this Section 1(b) shall be applicable only if, and so long as, (i) the Common Stock is listed or admitted for trading on a national securities exchange or designated as a National Market System security by The Nasdaq Stock Market, and (ii) no proceedings or actions are pending or threatened for the de-listing, or the suspension or termination of trading, of the Common Stock on the principal national securities exchange for the Common Stock, or for the removal of the designation of the Common Stock as a National Market System security.

     (c) As used herein, the term "Market Price" shall mean, on any date specified herein, the amount per share of Common Stock, equal to either (i) the last reported sale price per share of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, (ii) if such Common Stock are not then listed or admitted for trading on any national securities exchange but are designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per share of Common Stock, regular way, on such date, or (iii) if there shall have been no trading on such date or if the Common Stock is not designated as a National Market System security by The Nasdaq Stock Market but have been designated as a Smallcap security by The Nasdaq Stock Market or are quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per share of the Common Stock on such date as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be.

     2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the close of business on the date of such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, and in any event within fifteen (15) days thereafter, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder which new Warrant shall in all other respects be identical to this Warrant.

     3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

     (b) The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided in that certain registration rights agreement of even date herewith between the Company and the Holder (the "Registration Rights Agreement"), or (ii) such sale, assignment or transfer is exempt from registration under the Act.

     (c) Following any assignment or other transfer resulting in the issuance of Warrants to purchase Warrant Shares to more than one person or entity, all elections that may be made by the Holders under such Warrants shall be made by written notice of Holders representing rights to purchase a majority of the Warrant Shares for which such Warrants are then exercisable.

     4. (a) The Company shall at all times reserve and keep available out of its authorized and unissued Securities, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of

Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that, if and when this Warrant is exercised in whole or in part, the shares of Common Stock issued upon such exercise, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of stockholders.

     (b) If and so long as the Common Stock is listed on any securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or quoted on Nasdaq, the Company will, at its expense, obtain and maintain the approval for listing or quotation on Nasdaq upon official notice of issuance of all shares of Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing or quotation on Nasdaq of such shares after their issuance; and the Company will so list on such securities exchange or obtain such quotation on Nasdaq and will register under the Exchange Act (or any similar statue then in effect), and will maintain such listing or quotation of, any other securities that at any time are issuable upon exercise of this Warrant if, and at the time that, any securities of the same class shall be listed on such securities exchange or quotation on Nasdaq by the Company.

     (c) All determinations by the Board of Directors of the Company under the provisions of this Warrant shall be made in good faith, and all valuations made by the Board of Directors of the Company under the terms of this Warrant must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

     (d) If the issuance of any shares of the Common Stock or other securities of the Company are required to be registered with or approved by any governmental authority under any federal law (other than the Act) or under any state law before such shares or other securities may be issued, and if such registration or approval requirements are then applicable to the issuance of shares of the Common Stock or other securities upon exercise of this Warrant (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a Holder by reason of its own activities or business), the Company will at its expense, as expeditiously as possible, take reasonable steps to cause such shares or other securities to be duly registered or approved, as the case may be, in connection with the issuance thereof.

     5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock of the Company payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to purchase the aggregate number of shares of Common Stock which, if this Warrant had been exercised immediately prior to such time at the then-current exercise price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Upon any adjustment of the number of Warrant Shares pursuant to this Section 5(a), the exercise price in effect prior to such adjustment shall be adjusted to the price obtained by multiplying such exercise price by a fraction, the numerator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and the denominator of which is the number of Warrant Shares issuable upon exercise of this

Warrant immediately after such adjustment. Such adjustments shall be made successively whenever any event listed above shall occur.

     (b) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     (c) The Company shall not be required to issue fractions of shares of Common Stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Market Price of such share of Common Stock on the date of exercise of this Warrant or, if the Market Price of a share of the Common Stock is not determinable for any reason, the Holder shall be permitted to round up and purchase an additional whole share of the Common Stock for the same price per share as other shares are purchased upon exercise of this Warrant.

     6. (a) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, the Holder shall have, and such successor, leasing or purchasing entity, as the case may be, shall execute an agreement providing that the Holder shall have, the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities or property, including cash, or any combination thereof, receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance. Such agreement shall contain appropriate provision for further adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5 hereof.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another entity with or into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive shares of stock or other securities or property, including cash) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities or property, including cash, or any combination thereof, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the Holder, to the end that all the provisions of this Warrant (including without limitation the adjustments in Section 5 hereof) shall thereafter be applicable, as nearly as practicable, to such stock or other securities thereafter deliverable upon exercise of this Warrant.

     (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases and conveyances.

     (d) The Company shall not take any action, directly or indirectly, to avoid or seek to avoid the observance or performance of any of the terms of this
Section 6, but shall at all times in good faith assist in carrying out all of such terms.

     7. In case at any time the Company shall propose to:

     (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends) to all holders of Common Stock; or

     (b) issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

     (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6 hereof; or

     (d) effect any liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary);

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least twenty (20) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for shares of stock or other securities or property, including cash, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price.

     8. The issuance of any shares or other securities upon the exercise of this Warrant (including the issuance of new Warrants as set forth in Section 2 hereof), and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the

Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. The Warrant Shares issued upon exercise of this Warrant (unless at the time of exercise such Warrant Shares are registered under the Securities Act) shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

     10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     11. The Holder of this Warrant shall not have solely on account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflict of laws.

     13. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Holder, c/o Greenwich Street Capital Partners II, L.P., 388 Greenwich Street, 36th Floor, New York, New York 10013 (Attention:
Keith Abell and Matthew C. Kaufman),  facsimile  (212)  816-0166,  with copy to:
Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112 (Attention: Ronald R. Jewell, Esq.), facsimile (212) 698-3599; (ii) if to the Company, at 650 Madison Avenue, New York, New York 10022

(Attention: President), facsimile (212) 223-0161, with copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 (Attention:
Peter S. Kolevzon, Esq.), facsimile (212) 715-8000, or (iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this Section 13. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 13 shall be deemed given at the time of receipt thereof.

     14. This Warrant may be amended only by a written instrument executed by the Company and the Holder. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.


Dated: [Closing Date]                      THCG, Inc.

                                           By:
                                              ---------------------------------
                                              [Name]
                                              President
[Seal]


-------------------------------
         Secretary

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the attached Warrant.)

     FOR  VALUE  RECEIVED,  _____________________  hereby  sells,  assigns,  and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of THCG, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
      -------------------------------        ----------------------------------
                                                         (Signature)

-------------------------------------
      (Signature Guaranteed)

                                     NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To: THCG, Inc.
    650 Madison Avenue
    New York, N.Y. 10022
    Attn: President

     FORM OF ELECTION TO EXERCISE The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, by certified or bank cashier's check, and requests that certificates for such securities be issued in the name of, and delivered to:



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

Dated:                                   Name:
      -------------------------------         ---------------------------------
                                                          (Print)

                                         Address:

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------


                                         ---------------------------------------
                                                        (Signature)

-------------------------------------
       (Signature Guaranteed)

                                      Exhibit B to Securities Purchase Agreement

ESCROW AGREEMENT dated as of [Closing Date] (this "Escrow Agreement") by and among:

(i)  Dechert Price & Rhoads (as "Escrow Agent");

(ii) Walnut Financial Services, Inc." (which will change its name to "THCG, Inc.") ("Seller"); and

(iii)Greenwich Street Capital Partners II, L.P. ("Greenwich II"), GSCP Offshore Fund, L.P. ("GSCP Offshore"), Greenwich Fund, L.P. ("GF"), Greenwich Street Employees Fund, L.P. ("GSEF") and TRV Executive Fund, L.P. ("TRV") (each of Greenwich II, GSCP Offshore, GF, GSEF and TRV, a "Purchaser" and collectively, the "Purchasers").


                                   Witnesseth:

     WHEREAS, reference is made to the Securities Purchase Agreement dated as of October 29, 1999 by and among Seller and the Purchasers (the "Securities Purchase Agreement"), pursuant to which Purchasers are purchasing from Seller
(i) 2,500,000 shares (the "Shares") of Seller's common stock, $.01 par value per share (the "Common Stock"), and (ii) warrants (the "Warrants") to purchase 2,000,000 shares of Common Stock; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement;

     WHEREAS, the "Merger" and the "Related Transactions" have not yet been effected in accordance (and as defined in) with the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1999, by and among Seller, Tower Hill Acquisition Corp. and Tower Hill Securities, Inc. (the "Merger Agreement"), and the "BDC Withdrawal" (as defined in the Merger Agreement) is not yet effective; and

     WHEREAS, the Seller and the Purchasers desire to effect the "Closing" under the Securities Purchase Agreement pending and contingent upon the consummation of the Merger and the Related Transactions and the effectiveness of the BDC Withdrawal.

     Now, therefore, the parties hereto agree as follows:

     1. Establishment of Escrow. Seller and Purchasers hereby appoint Dechert Price & Rhoads as the "Escrow Agent" to hold in escrow: (i) the Registration
Rights Agreement, the Voting Agreement, the Tag-Along Agreement, the Legal Opinions and those certificates and agreements (the "Closing Certificates") delivered by each Purchaser and the Seller pursuant to the terms of Sections 6(b)(iii) and 6(c)(iii), respectively, of the Securities Purchase Agreement, each in separate counterparts executed by Seller, each Purchaser and the other parties thereto, as the case may be (the foregoing, the "Escrow Documents");
(ii) certificates representing the Shares and Warrants; and (iii) the aggregate consideration for the Shares and Warrants in an amount equal to five million dollars ($5,000,000) (the "Purchase Price"). The Escrow Agent hereby accepts its appointment and designation as escrow agent pursuant to the terms and conditions of this Escrow Agreement and acknowledges receipt: (x) from Seller, Purchasers and the other parties to the Escrow Documents, as the case may be, of the Escrow Documents; (y) from Seller, of certificates representing the Shares and Warrants; and (z) from Purchasers, of cash in the amount of the Purchase Price pursuant to the terms of the Securities Purchase Agreement. Subject to Section 4 below, the Escrow Documents, the certificates representing the Shares and the Warrants and the Escrow Account (collectively, the "Escrow Fund") shall be held in escrow hereunder until 10:00 A.M. (New York City time) on ___________ [the third business day following the Closing Date], 1999 (the "Expiration Time").

     2. Terms of Escrow Account. The Escrow Agent agrees to deposit the Purchase Price in the account identified on Schedule A to this Escrow Agreement (the "Escrow Account"). The Escrow Agent shall have control over the Escrow Account, and no disbursements shall be made from the Escrow Account without the prior written consent of the Escrow Agent. The Escrow Agent shall only disburse or release funds from the Escrow Account in accordance with the provisions of this Escrow Agreement.

     3. Terms of Escrow of Shares and Warrants.

     (a) Unless and until the Shares and Warrants are delivered to Purchasers pursuant to the terms of this Escrow Agreement, no Purchaser shall be entitled to vote, sell, pledge, convey or otherwise transfer the Shares and Warrants, receive dividends or other distributions thereon or otherwise exercise any rights as a stockholder of the Seller. However, Seller and the Purchasers shall comply in all other respects with provisions of the Purchaser Documents as if the Shares and Warrants were delivered to the Purchasers on the Closing Date and as if the Purchaser Documents were effective from and after the Closing Date.

     (b) Upon the issuance, payment or distribution of any stock or cash dividend on or with respect to the Shares, or of any securities, cash or other property with respect to the Shares upon the recapitalization, conversion, exchange, reclassification, split or combination of (or similar corporate event relating to) the Shares or the Warrants, Purchaser and Seller hereby agree that Seller shall deliver or cause to be delivered such securities, cash or other property (in the case of securities, delivered in the name of the Purchaser) to the Escrow Agent and said securities, cash or other property shall thereafter be deemed to be part of the "Escrow Fund". However, upon delivery of the Warrants to Purchasers, the Warrants shall be deemed to have been outstanding from and after the date hereof for purposes of determining whether the holders of the Warrants are entitled to any adjustments based on the occurrence of any of the foregoing.

     4. Release of Escrow. (a) The Escrow Agent shall deliver the following promptly upon, or as soon as reasonably practicable following, the receipt by the Escrow Agent of the "Release Documents" as defined in Section 4(c) hereof:

     (i) to Seller and Purchasers, as the case may be, fully executed originals of the Escrow Documents;

     (ii) to Seller, an amount representing the Purchase Price;

     (iii) to Purchasers, the certificates representing the Shares and the Warrants pursuant to the terms of the Agreement; and

     (iv) to the Purchasers, all interest or other income earned on the Purchase Price under the Escrow Account.

     (b) In the event that Seller fails to deliver the Release Documents before the Expiration Time, Purchasers and Seller hereby agree that the Escrow Documents and the obligations of the parties to the Securities Purchase Agreement to effect the sale and purchase of the Securities shall be terminated (without the necessity of any further action on the part of any of the parties to the Escrow Documents), and shall be of no further force or effect (subject to the proviso contained in Section 7 (c) of the Securities Purchase Agreement). In such case the Escrow Agent shall deliver:

     (i) to Seller, the counterparts of the Escrow Documents signed by Seller;

     (ii) to each Purchaser, the counterparts of the Escrow Documents signed by such Purchaser;

     (iii) to Purchasers, the Purchase Price together with all the interest and other income earned on the Purchase Price under the Escrow Account; and

     (iv) to Seller, for cancellation, the certificates representing the Shares and the Warrants.

     (c) For purposes of this Escrow Agreement, "Release Documents" shall mean and include the following:

     (i) a copy of the Articles of Merger in the form attached as Exhibit A hereto certified by the Company as having been filed with the Secretary of State of New York and as being effective; and

     (ii) a copy of the BDC Withdrawal together with evidence of its having been filed with the United States Securities and Exchange Commission.

     5. The Escrow Agent. Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

     (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be bound by the provisions of any agreement between Seller and Purchasers or any third party, except that the Escrow Agent is charged with knowledge of the Escrow Documents;

     (b) This Escrow Agreement sets forth the duties and obligations of the Escrow Agent with respect to all matters pertinent thereto and such duties and obligations will terminate as set forth herein;

     (c) The Escrow Agent shall not be responsible for any failure or inability of the Seller or the Purchasers or of anyone else, to deliver the Escrow Fund to the Escrow Agent or otherwise to honor any of the provisions of this Escrow Agreement or the provisions of any of the other Purchaser Documents;

     (d) The out-of-pocket fees and expenses of the Escrow Agent in administering this Escrow Agreement shall be borne by the Seller. Seller and Purchasers, jointly and severally, hereby agree to indemnify the Escrow Agent and each of its partners, employees and agents (the "Indemnified Parties") for, and to hold each of the Indemnified Parties harmless against, any loss, liability or expense, including but not limited to reasonable attorneys' fees and expenses arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement (including, but not limited to, any action taken or omitted by the Escrow Agent in connection with this Escrow Agreement or any action allegedly so taken or omitted) or by reason of, or as a result of, the Escrow Agent's compliance with the joint instructions of Seller and the Purchasers ; provided, however, that the Escrow Agent shall not be entitled to indemnification with respect to any loss, liability or expense which arises out of gross negligence or willful misconduct on the part of the Escrow Agent.

     (e) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties;

     (f) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence; and

     (g) The Escrow Agent may seek the advice of legal counsel (which may include a partner of the Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written opinion of such counsel.

     (h) The Escrow Agent is acting, and the parties hereto understand that the Escrow Agent may continue to act, as counsel to the Purchasers in connection with the Purchaser Documents (including this Agreement) and the transactions contemplated thereunder or hereunder, whether or not the Escrow Fund is being held by the Escrow Agent or has been delivered to an appropriate court in the State of New York.

     (i) The Escrow Agent does not have and will not have any interest in the Escrow Fund but is serving only as escrow holder and has only possession thereof.

     6. Successor Agent. (a) The Escrow Agent may resign at any time by giving thirty (30) days' written notice thereof to Seller and the Purchasers . Within thirty (30) days after receiving such notice, the Seller and the Purchasers , shall in good faith agree upon and appoint a successor escrow agent (the "Successor Escrow Agent") at which time the Escrow Agent shall deliver the Escrow Fund to the Successor Escrow Agent. After appointment of the Successor Escrow Agent and delivery of the foregoing by the Escrow Agent, the Escrow Agent shall have no further duties or responsibilities in connection herewith.

     (b) The Seller and the Purchasers may jointly remove the Escrow Agent upon written notice to the Escrow Agent stating such removal and designating a Successor Escrow Agent, and, upon delivery of the Escrow Fund to the Successor Escrow Agent, the Escrow Agent shall thereupon be discharged from all obligations under this Escrow Agreement and shall have no further duties or responsibilities in connection herewith.

     (c) If after thirty (30) days from the date of delivery of its written notice of intent to resign, or of a notice of removal, pursuant to Section 6(b) above, the Escrow Agent has not received a written designation of a Successor Escrow Agent, the Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Escrow Fund, or to apply to a court of competent jurisdiction for appointment of a Successor Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

     7. Miscellaneous. (a) This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein. Each of the parties hereto irrevocably submits to the jurisdiction of any New York State court sitting in the County of New York and any Federal court sitting in the Southern District of the State of New York in respect of any suit or proceeding related to or arising out of this Escrow Agreement. Each party hereto also hereby irrevocably waives any objection to the laying of the venue of any such suit or proceeding in any such court and further waives any claim that any such suit or proceedings brought in any such court has been brought in an inconvenient forum. In addition to any form of service of process authorized by law, service of process in any suit or proceeding hereunder shall be sufficient if mailed to each party hereto at the address specified in Section 7(c) below, and such service shall constitute "personal service" for purposes of such suit or proceeding.

     (b) This Escrow Agreement may not be assigned by any party hereto without the written consent of the other parties. This Escrow Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns. This Escrow Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

     (c) Any notice or consent hereunder shall be in writing and hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or other similar courier service or by facsimile, as follows:

         if to Seller:

                  THCG, Inc.
                  650 Madison Avenue
                  New York, New York 10022
                  Attention:  President
                  Facsimile:  (212) 223-0161

         if to any of the Purchasers:

                  Greenwich Street Capital Partners, II L.P.
                  388 Greenwich Street, 36th Floor
                  New York, New York 10013
                  Attention:  Keith Abell and Matthew C. Kaufman
                  Facsimile:  (212) 816-0166
         if to the Escrow Agent:

                  Dechert Price & Rhoads
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Attention:  Ronald R. Jewell, Esq.
                  Facsimile:  (212) 698-3599

or at such other address or facsimile number (or to such other person's attention) as shall be specified by like notice. Any notice which is hand delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by Federal Express or other similar service shall be conclusively presumed to have been received on the next business day. Any notice which is sent by facsimile shall be conclusively presumed to have been received upon dispatch; any such notice shall be confirmed by mail.

     (d) For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

     (e) This Escrow Agreement may be modified or amended only by an instrument in writing, duly executed by Seller, each Purchaser and the Escrow Agent. No such modification or amendment shall be binding on the Escrow Agent unless the Escrow Agent consents thereto in writing.

     (f) No waiver by any party of any term, provision, covenant, representation or warranty contained in this Escrow Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other provision) contained this Escrow Agreement on the same or any other occasion.

     (g) In this Escrow Agreement (i) words denoting singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference herein to a Section refers to a Section of this Escrow Agreement, unless otherwise stated, and (v) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day.

     (h) Any provision of this Escrow Agreement which may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

                                      * * *

     In witness whereof, the undersigned have executed this Escrow Agreement as of the date first above written.


Dechert Price & Rhoads,            Walnut Financial Services, Inc.
as Escrow Agent


By:                                By:
   ---------------------              ---------------------------------
   Ronald R. Jewell                   [Name]
   A member of the firm               President

                                      Greenwich Street Capital Partners II, L.P.
                                      GSCP Offshore Fund, L.P.
                                      Greenwich Fund, L.P.
                                      Greenwich Street Employees Fund, L.P.
                                      TRV Executive Fund, L.P.
                                      By:  Greenwich Street Investments II,
                                           L.L.C., their general partner

                                      By:
                                         ---------------------------------
                                         Keith Abell
                                         Managing Member

                                      Exhibit C to Securities Purchase Agreement

     REGISTRATION RIGHTS AGREEMENT dated as of [Closing Date] (the "Agreement"), by and among:

          (i) THCG, Inc., a Utah corporation and formerly known as Walnut Financial Services, Inc. (the "Company"); and

          (ii) Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("Greenwich II"), GSCP Offshore Fund, L.P., a Cayman Islands limited partnership ("GSCP Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV," and together with Greenwich II, GSCP Offshore, GF and GSEF, each a "Purchaser" and collectively, "Greenwich" or the "Purchasers").

                              W I T N E S S E T H:

     The Company and Greenwich have entered into a Securities Purchase Agreement dated as of October 29, 1999 (the "Purchase Agreement") pursuant to which Greenwich is purchasing from the Company (i) 2,500,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), (ii) Warrants to purchase 1,000,000 shares of the Common Stock at a per share exercise price of $_____ (the "Initial Warrants") and (iii) Warrants to purchase 1,000,000 shares of the Common Stock at a per share exercise price of $_____ (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants").

     Capitalized terms used in this Agreement without definition have the meanings assigned to such terms in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Greenwich and the Company hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

     "Demand Participation Notice" shall have the meaning set forth in Section 3(a) hereof.

     "Demand Registration" shall have the meaning set forth in Section 3(a) hereof.

     "Demand Registration Notice" shall have the meaning set forth in Section 3(a) hereof.

     "Holder" shall mean any Person that owns Registrable Securities. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof, regardless of any notice to the Company.

     "Material  Development  Condition"  shall  have the  meaning  set  forth in
Section 6(b) hereof.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all materials incorporated by reference in such prospectus.

     "Registrable Securities" shall mean (i) the Shares, (ii) the Warrant Shares, and (iii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.

     "Registration Expenses" shall have the definition set forth in Section 7 hereof.

     "Registration Period" shall have the definition set forth in Section 3(b) hereof.

     "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

     "Requesting Securityholder" shall have the meaning set forth in Section 4 hereof.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

     "Underwritten   Offering"  shall  mean  a  registered   offering  in  which
securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

     "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

     2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as Greenwich or their Affiliates or Related Persons continue to be the Holder of such Registerable Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security.

     3. Demand Registration.

     (a) Demand. At any time and from time to time during the term of this Agreement, Greenwich II may demand, in writing (a "Demand Registration Notice"), that the Company effect the registration of all or part of such Registrable Securities held by one or more of the Holders (and in the amounts specified by Greenwich II in the Demand Registration Notice) in the following manner: (i) only one demand may be made with respect to the Shares, (ii) only one demand may be made with respect to the Warrant Shares issuable upon exercise of the Initial Warrants and (iii) only one demand may be made with respect to the Warrant Shares issuable upon exercise of the Additional Warrants. In other words, Holders shall have a total of three demands exercisable by Greenwich II which shall be exercised as provided in the foregoing clauses (i)-(iii); however, any demand made under clauses (ii) and (iii) may include any Registrable Securities that might not have been covered by any previous "Demand Registration" (as hereinafter defined). The Company shall have no obligation to effect any Demand Registration unless the Demand Registration Notice covers Registrable Securities having a "Market Price" (as defined in the Warrants) of at least $500,000 in the aggregate. Greenwich II may, at any time up to five (5) Business Days before the filing date of the applicable Registration Statement relating to the Demand Registration, request that Registrable Securities of any Holder not be included therein by providing a written notice to that effect to the Company, which request shall be final and irrevocable. If Greenwich II shall give such notice with respect to all of the Registrable Securities included in the Demand Registration Notice, the Demand Registration Notice shall be deemed not to have been made or count towards any demand rights hereunder provided that Greenwich II (or Holders) shall reimburse the Company for its out-of-pocket costs and expenses incurred in connection with the preparation and filing of the Registration Statement and provided that Greenwich II has not exercised such withdrawal right with respect to all Registrable Securities included in the Demand Registration Notice with respect to any previously proposed Demand Registration.

     Upon receipt of a Demand Registration Notice, the Company shall use its reasonable best efforts to file a Registration Statement on Form S-1 or, if then available to the

Company, Form S-2 or Form S-3 (or any successor forms), or any other available form under the Securities Act, covering all Registrable Securities which the Company has been so requested to register (the "Demand Registration"), as expeditiously as possible, but in any event no later than: (i) sixty days in the case of a Registration Statement on Form S-1 or a Registration Statement on Form S-2 or S-3 which will be an Underwritten Offering, or (ii) forty-five (45) days in the case of a Registration Statement on Form S-2 or S-3 which is not an Underwritten Offering.

     (b) Effectiveness of Registration  Statement.  Subject to the provisions of
Section 6(b) hereof, the Company agrees to use its best efforts to (i) cause the Registration Statement(s) relating to the Demand Registration described in
Section 3(a) hereof to become effective as promptly as practicable, and (ii) thereafter keep each such Registration Statement effective continuously for the period (the "Registration Period") ending, subject to the second sentence of
Section 5(b) hereof and clauses (ii) and (iii) of the last sentence of Section 6(b) hereof, on the earlier of (i) 120 days after such Registration Statement is declared effective by the SEC, and (ii) the date on which all Registrable Securities covered by each such Registration Statement have been sold and the distribution contemplated thereby has been completed.

     (c) Inclusion of Other Securities. The Company and any other holder of the Company's securities who has registration rights may include its securities in the Demand Registration effected pursuant to this Section 3 subject to the provisions of Section 5(d)(ii) of the Securities Purchase Agreement and; provided, the Holders shall have priority sale rights over the Company and such other holders with respect to all Registrable Securities requested by them to be included in such Demand Registration.

     (d) Underwriter. Upon the request of the Company or Greenwich II, and the identification by the Company of a managing underwriter reasonably satisfactory to the Holders who have submitted the Demand Registration Notice, the Demand Registration Statement shall provide for an Underwritten Offering. The Company and the Holders whose Registrable Securities are covered by the Demand Registration Statement shall enter into customary purchase and underwriting agreements with such underwriter in connection with any Underwritten Offering and take all such other actions as such Holders of the Registrable Securities shall reasonably request in order to facilitate or expedite the disposition of the Registrable Securities, including without limitation the furnishing of information regarding the Company and its subsidiaries and their businesses, assets, liabilities, financial condition and results of operations and causing the officers and employees of the Company and its subsidiaries to be available to discuss and answer questions regarding such information.

     4.  Piggyback  Registration.  If,  during the term of this  Agreement,  the
Company at any time proposes to file a registration statement with respect to any class of equity securities, other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, whether (i) for its own account (other than in connection with the Registration Statement contemplated by Section 3 hereof or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (x) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (y) a dividend reinvestment plan), or (ii) for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company in a manner and on terms which satisfy the requirements of, and only to the extent permitted by Section 5(d)(ii) of the Securities Purchase Agreement (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least  thirty  (30)  days  before  the  anticipated  filing  date  of  any  such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this
Section 4 shall so advise the Company in writing within fifteen (15) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its best efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering reasonably advises the Company that the total amount or kind of securities which the Company, the Holders of Registrable Securities and any other Persons or entities intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of any person intended to be included in the proposed offering, other than the Company, the Requesting Securityholders and the Holders of Registrable Securities, shall be reduced (to zero if necessary) to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters, and if such reduction is not sufficient, then the amount or kind of securities to be offered for the accounts of the Requesting Securityholders and the Holders of Registrable Securities shall be reduced pro rata, based on the aggregate number of securities to be offered for the accounts of all Requesting Securityholders and all Holders of Registrable Securities, before any reduction in the number or kind of securities to be offered by the Company. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

     5. Registration Procedures.

     (a) General. In connection with the Company's registration obligations pursuant to Section 3 hereof and, to the extent applicable, Section 4 hereof, the Company will:

     (i) subject to the provisions of Section 6(b) hereof, prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) hereof, provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters;

     (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (u) when a new Registration Statement, Prospectus or any


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


Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (v) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (w) of the issuance by the SEC of any comments with respect to any filing, (x) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (y) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (z) if there is a misstatement, untrue statement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

     (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

     (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

     (vi) use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction, or (3) file a general consent to service of process in any such jurisdiction;

     (vii) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the


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


managing underwriters if any may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

     (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed if requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

     (ix) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

     (x) use its reasonable best efforts to list Registrable Securities on any securities exchange (including without limitation Nasdaq) on which the Common Stock is then listed for trading, and cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

     (xi) subject to the proviso in Section 5(a)(vi) hereof, if the transfer or sale of any shares of the Common Stock or other securities of the Company is required to be registered with or approved by any governmental agencies or authorities (other than the SEC or the NASD) to enable a transferor or seller thereof to effect a transfer or sale, and if such registration or approval requirements are then applicable to the transfer or sale of the Registrable Securities, then the Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

     (xii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (xiii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of each order;

     (xiv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities, if the disposition or transfer of any shares of the Common Stock or other securities of the Company are required to be registered with or approved by any governmental authority under any federal or state law before any disposition or transfer of such shares may be effected and if such registration or approval requirements are then applicable to the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities); and

     (xv) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities covered by the Registration Statement reasonably request.

     As a condition precedent to the participation in any registration hereunder, the Company may require each seller of Registrable Securities as to which any such registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

     (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (ii) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     6. Holdback Agreements.

     (a) Hold-Back Election. In the case of the registration of any Underwritten Offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, each Holder agrees that if it is reasonably requested to do so by the managing underwriter or the underwriters, then such Holder shall not effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning twenty (20) days prior to the closing date of such Underwritten Offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the managing underwriter or underwriters).


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


     The Company agrees not to effect any public sale or distribution of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock (but the mere issuance of shares of Common Stock upon any conversion, exercise or exchange of outstanding options, warrants or other convertible securities shall not itself be deemed to be a public sale or distribution for purposes of this sentence), (i) during the 10 days prior to and during the forty-five (45) day period following the effective date of any Demand Registration or Piggyback Registration, or (ii) if an Underwritten Offering, such longer period as any underwriter in the Underwritten Offering shall require, or such shorter period as the underwriter in the Underwritten Offering shall permit, but in no event longer than 90 days following the effective date of any Demand Registration or Piggyback Registration.

     (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 hereof, if the Company determines that, in its good faith judgment, (i) it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary for purposes of disclosure to the stockholders or potential investors of the Company) be materially disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Material Development Condition to be publicly disclosed, and (ii) the Company reasonably believes it would be required under the Securities Act to disclose such Material Development Condition in such Registration Statement, then the Company shall, notwithstanding any other provision of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to any Holder of Registrable Securities included or to be included in such Registration Statement, (x) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (y) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (z) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition may be disclosed or no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing provisions of this Section 6(b): (i) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to a Holder or Holders with respect to such Material Development Condition, as above provided; (ii) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition may be discharged or no longer exists or, if sooner, as soon as practicable after the expiration of such ninety (90) day period and the Registration Period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (iii) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of


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


days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.

     7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company and fees and expenses in connection with any review of the underwriting arrangements by the NASD (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Holders, out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

     8. Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities (and its Affiliates, partners, shareholders, officers and directors), and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any
information   furnished  in  writing  to  the  Company  by  any  Holder  or  any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above in this Section 8(a) with respect to the indemnification of the Holders of Registrable Securities, if so requested.

     (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its Affiliates, officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement or alleged untrue statement of material fact in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they


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


were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other Persons described above in this Section 8(b) shall be entitled to receive indemnities from underwriters participating in the distribution to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party will be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

     (d)  Contribution.  If for any reason the  indemnification  provided for in
Section 8(a) or Section 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 8(a) and Section 8(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.


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


     9. Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     10. Term of Agreement. This Agreement may be terminated at any time by a written instrument signed by Holders of all of the Registrable Securities then outstanding. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on such date as Greenwich or their Affiliates or Related Persons shall cease to be the Holders of all Registrable Securities.

     11. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     12. Amendment. The provisions of this Agreement, including the provisions of this Section 12, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding, and any such consent so obtained shall be binding on all Holders of Registrable Securities.

     13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

        if to the Purchasers:     Greenwich Street Capital Partners II, L.P.
                                  388 Greenwich Street, 36th Floor
                                  New York, New York 10013
                                  Attention:  Keith Abell and Matthew C. Kaufman
                                  Facsimile:        (212) 816-0166

        with a copy to:           Dechert Price & Rhoads
                                  30 Rockefeller Plaza
                                  New York, New York 10112
                                  Attention:        Ronald R. Jewell, Esq.
                                  Facsimile:        (212) 698-3599

        if to the Company to:     THCG, Inc.
                                  650 Madison Avenue
                                  New York, New York 10022
                                  Attention:        President
                                  Facsimile:        (212) 223-0161


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


        with a copy to:           Kramer Levin Naftalis & Frankel LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attention:        Peter S. Kolevzon, Esq.
                                  Facsimile:        (212) 715-8000

or to such other address, facsimile number or Person's attention as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except in regard to the parties indemnified pursuant to Section 8 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; however, any Affiliate or Related Person of Greenwich which becomes a Holder of Registrable Securities shall be entitled to the benefits of this Agreement.

     15. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     17. Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

     18. Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     19. Waiver of Jury Trial. THE PURCHASERS AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                                      * * *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                           Greenwich Street Capital Partners
                                              II, L.P.
                                           GSCP Offshore Fund, L.P.
                                           Greenwich Fund, L.P.
                                           Greenwich Street Employees Fund, L.P.
                                           TRV Executive Fund, L.P.
THCG, Inc. (formerly Walnut Financial)     By:      Greenwich Street Investments
 Services, Inc.                                     II, L.L.C., their general
                                                    partner


By:                                        By:
   ------------------------------------       ----------------------------------
   [Name]                                     Keith Abell
   President                                  Managing Member

                                      Exhibit D to Securities Purchase Agreement

                                Voting Agreement

     Whereas, pursuant to Section 5(c) of the Securities Purchase Agreement dated as of October 29, 1999 (the "Securities Purchase Agreement") by and among:
(i) Greenwich Street Capital Partners II, L.P. ("Greenwich II"), GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P., (the foregoing being herein together referred to as the "Purchaser") and (ii) Walnut Financial Services, Inc. (which will change its name to "THCG, Inc.") (the "Company"), the Purchaser is entitled to nominate one person (the "Purchaser Appointee") for election to the Board of Directors of the Company so long as the Purchaser is the beneficial owner of 5.0% or more of the issued and outstanding shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities, including the "Securities" (as defined in the Securities Purchase Agreement)); and

     Whereas, the undersigned is a "THSI Principal" as defined in the Securities Purchase Agreement.

     Now  therefore,   as  an  inducement  to  the  Purchaser  to  purchase  the
"Securities" under, and as defined in, the Securities Purchase Agreement, the undersigned does hereby agree as follows:

     1. The undersigned shall vote all shares of the capital stock of the Company owned from time to time by the undersigned in favor of the election of the Purchaser Appointee as shall be designated from time to time by Greenwich II pursuant to Section 5(c) of the Securities Purchase Agreement, all to the same extent as if the undersigned were a party to Section 5(c) of the Securities Purchase Agreement; and the undersigned shall not take any action (or fail to take any action) which is inconsistent with, or in contravention of, the provisions of Section 5(c) of the Securities Purchase Agreement.

     2. The undersigned shall not effect any "Exempt Transfer" (as defined in the Securities Purchase Agreement) unless the undersigned shall have caused the transferee to execute and deliver to the Purchaser this Voting Agreement, thus agreeing to: (i) vote all shares of the capital stock of the Company owned from time to time by such transferee in favor of the election of the Purchaser Appointee as shall be designated from time to time by Greenwich II pursuant to
Section 5(c) of the Securities Purchase Agreement, and (ii) be bound by the terms of this Voting Agreement to the same extent as the undersigned.

     3. The undersigned hereby grants to the President of the Company a proxy to vote all shares of the capital stock of the Company owned of record or beneficially by the undersigned in favor of the election of the Purchaser Appointee; and such proxy shall be irrevocable and shall survive the death or disability of the undersigned (if an individual) and any merger, consolidation, liquidation, dissolution or similar transaction affecting the undersigned or the shares of the capital stock of the Company owned of record by the undersigned (if the undersigned be other than an individual) if the Person who becomes the record or beneficial holder of the shares is otherwise a THSI Principal. In the event that, for any reason, the foregoing proxy shall become unenforceable or shall have expired, then the undersigned shall execute and grant a new proxy on the same terms as provided herein. The proxy granted hereunder, and the obligations of the undersigned under this Voting Agreement, shall be noted in the voting records and registrar of the Company.

     4. The undersigned acknowledges that the Purchaser is relying upon this Voting Agreement in connection with the execution, delivery and performance by the Purchaser of the Securities Purchase Agreement and the purchase by the Purchaser of the Securities.

     5. This Voting Agreement shall terminate upon any termination of the obligations under the Securities Purchase Agreement of the Company to issue, and the Purchaser to purchase, the Securities. Unless terminated as aforesaid, this Voting Agreement shall be effective as of the "Effective Time" of the Merger (as defined in the Merger Agreement) but subject to the release of this Voting Agreement pursuant to Section 4(a) of the Escrow Agreement.

     6. This Voting Agreement shall be governed by the laws of the State of New York, except to the extent that the corporate laws of the State of Utah shall be applicable in connection with the exercise of the proxy granted herein.

     7. Capitalized terms used herein which are not expressly defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

                                      * * *

     In witness whereof, the undersigned have executed and delivered this Voting Agreement as of the [Closing Date].


                                      THSI Principal:

                                      ------------------------------------------

                                      Print Name:
                                                 -------------------------------

Acknowledged and accepted:

Walnut Financial Services, Inc.
 (or THCG, Inc.)

By:
   --------------------------------
   [Name]
   President

Greenwich Street Capital Partners II, L.P.
GSCP Offshore Fund, L.P.
Greenwich Fund, L.P.
Greenwich Street Employees Fund, L.P.
TRV Executive Fund, L.P.
By:  Greenwich Street Investments II, L.L.C.,
     their general partner

By:
   ----------------------------------
     Keith Abell
     Managing Member

                                      Exhibit E to Securities Purchase Agreement

                               Tag-Along Agreement

     Whereas, pursuant to Section 5(e) of the Securities Purchase Agreement dated as of October 29, 1999 (the "Securities Purchase Agreement") by and among:
(i) Greenwich Street Capital Partners II, L.P. ("Greenwich II"), GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P., (the foregoing being herein together referred to as the "Purchaser") and (ii) Walnut Financial Services, Inc. (which will change its name to "THCG, Inc.") (the "Company"), the Purchaser is entitled to participate in any proposed "Transfer" by any "Section 5 Transferor" (as such terms are defined in the Securities Purchase Agreement); and

     Whereas, the undersigned would be a "Section 5 Transferor" as defined in the Securities Purchase Agreement.

     Now  therefore,   as  an  inducement  to  the  Purchaser  to  purchase  the
"Securities" under, and as defined in, the Securities Purchase Agreement, the undersigned does hereby agree as follows:

     1. The undersigned shall be bound by, and shall comply with, all of the provisions of Section 5(e) of the Securities Purchase Agreement, and all other provisions of the Securities Purchase Agreement related thereto, which would impose obligations upon the undersigned, all to the same extent as if the undersigned were a party to Section 5(e) of the Securities Purchase Agreement; and the undersigned shall not take any action (or fail to take any action) which is inconsistent with, or in contravention of, the provisions of Section 5(e) of the Securities Purchase Agreement.

     2. The undersigned shall not effect any "Exempt Transfer" (as defined in the Securities Purchase Agreement) unless the undersigned shall have caused the transferee to execute and deliver to the Purchaser this Tag-Along Agreement, thus agreeing to be bound by the terms of this Tag-Along Agreement to the same extent as the undersigned.

     3. The restrictions imposed upon the undersigned, and with respect to any proposed Transfer of shares of the capital stock of the Company which is subject to the provisions of Section 5(e) of the Securities Purchase Agreement and this Tag-Along Agreement, and the obligations of the undersigned under this Tag-Along Agreement, shall be noted on the stock certificates of the undersigned and in the stock transfer and voting records and registrar of the Company. No Transfer of shares of the capital stock of the Company which is subject to the provisions of Section 5(e) of the Securities Purchase Agreement and this Tag-Along Agreement shall be effected by the Company unless there has been compliance with provisions of Section 5(e) of the Securities Purchase Agreement and this Tag-Along Agreement.

     4. The undersigned acknowledges that the Purchaser is relying upon this Tag-Along Agreement in connection with the execution, delivery and performance by the Purchaser of the Securities Purchase Agreement and the purchase by the Purchaser of the Securities.

     5. This Tag-Along Agreement shall terminate upon any termination of the obligations under the Securities Purchase Agreement of the Company to issue, and the Purchaser to purchase, the Securities. Unless terminated as aforesaid, this Tag-Along Agreement shall be effective as of the "Effective Time" of the Merger (as defined in the Merger Agreement) but subject to the release of this Tag-Along Agreement pursuant to
Section 4(a) of the "Escrow Agreement".

     6. This Tag-Along Agreement shall be governed by the laws of the State of New York.

     7. Capitalized terms used herein which are not expressly defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

                                      * * *

                  In  witness   whereof,   the  undersigned  have  executed  and
delivered this Tag-Along Agreement as of the [Closing Date].


                                      Section 5 Transferor:


                                      ------------------------------------------

                                      Print Name:
                                                 -------------------------------

Acknowledged and accepted:

Walnut Financial Services, Inc.
 (or THCG, Inc.)

By:
   --------------------------------
   [Name]
   President

Greenwich Street Capital Partners II, L.P.
GSCP Offshore Fund, L.P.
Greenwich Fund, L.P.
Greenwich Street Employees Fund, L.P.
TRV Executive Fund, L.P.
By:  Greenwich Street Investments II, L.L.C.,
     their general partner

By:
   ----------------------------------
     Keith Abell
     Managing Member